EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Reading International, Inc. of our report dated February 11, 2008 relating to the financial statements of 205-209 East 57th Street Associates, LLC, which appears in Reading International, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2008.  We also consent to the reference to us under the heading Experts in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

October 16, 2009